EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements (Form S-8, Nos. 33-17196, 33-44822, 33-44877, 33-44876, 33-22459, 33-38491,33-54075, 33-54079, 33-54077, 333-47833, 333-28273, 333-38752, 333-62568,333-62572, and 333-117017) pertaining to various stock option, employee savings, deferred compensation and restricted stock plans and in Registration Statements (Form S-3, Nos. 33-36001, 333-60175, 333-121743, and 333-133092) pertaining to a universal shelf registration statement and registration of preferred stock and common stock warrants of Wellman, Inc. of our reports dated March 24, 2008, with respect to the consolidated financial statements and financial statement schedule of Wellman, Inc., and the effectiveness of internal control over financial reporting of Wellman, Inc., included in the Annual Report on Form 10-K of Wellman, Inc. for the year ended December 31, 2007, incorporated by reference in this Form 10-K/A.

/s/ Ernst & Young LLP

April 29, 2008
Charlotte, North Carolina